EXHIBIT 10e2



             Resolutions Adopted by the Board of Directors of
                  American Brands, Inc. on July 26, 1994
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          RESOLVED, that each director who is not an employee of this
Company or any of its subsidiaries ("Independent Director") who hereafter voluntarily retires or decides not to stand for reelection be and is hereby awarded an annual retirement benefit equal to the annual director's fee (exclusive of fees for committee memberships and fees for services on boards of directors of subsidiaries) in effect at the time of retirement from this Board to be paid for the year of retirement and for each year thereafter until the total number of annual retirement benefit payments equals the number of full years as an Independent Director; and further

          RESOLVED, that the first annual retirement benefit payment shall be made in the year in which the Independent Director retires or attains age 65, whichever last occurs, and subsequent payments shall be made on January 2 of each succeeding year until the retirement benefits are fully paid; and further

          RESOLVED, that if the full number of annual retirement payments to be made to a retired director, whether pursuant to the foregoing resolutions or by separate resolution of this Board, have not been made at the time of the retired director's death, the amount of annual retirement payments that have not been made shall continue to be paid to the designee or designees specified by the retired director in writing to the Secretary of the Company and, if there is no surviving designee, to the surviving spouse of the retired director and, if there is no surviving spouse, to the estate of the retired director; and further

          RESOLVED, that, if an Independent Director dies while a member of the Board prior to retirement but after completion of at least three full years of service as a director, there shall be paid to the designee or designees specified by the deceased director prior to death in writing to the Secretary of the Company (and, if there is no surviving designee, to the surviving spouse of the deceased director and, if there is no surviving spouse, to the estate of the deceased director) a benefit equal to the director's fee (exclusive of fees for committee memberships and fees for services on boards of directors of subsidiaries) in effect at the time of death, such benefit to be paid in the year in which death occurs and on January 2 of each succeeding year until the total number of annual payments equals the number of full years as an Independent Director.